Exhibit 99.1

RYMAN HOSPITALITY PROPERTIES, INC. REPORTS FIRST QUARTER DIVIDEND AND

2013 GUIDANCE

NASHVILLE, Tenn. (February 15, 2013) – Ryman Hospitality Properties, Inc. (NYSE: RHP) today announced that its Board of Directors declared its first quarterly cash dividend in its new structure as a Real Estate Investment Trust (REIT) and announced financial guidance for 2013.

“Our company today has the appropriate capital deployment strategy in place for our shareholders and our business, a lean cost structure, an enviable balance sheet and the ability to generate strong free cash flow,” stated Colin V. Reed, chairman, chief executive officer and president of Ryman Hospitality Properties. “All of these factors give us confidence that we are well positioned relative to our peers.”

First Quarter Dividend

The Company declared its first quarterly cash dividend of $0.50 per share of common stock payable on April 12, 2013 to stockholders of record on March 28, 2013. It is the Company’s current plan to distribute total annual dividends of approximately $2.00 per share in cash in equal quarterly payments in April, July, October, and January, subject to the board’s future determinations as to the amount of quarterly distributions and the timing thereof.

On December 17, 2012, the Company announced that its Board of Directors had approved its current dividend policy pursuant to which the Company plans to pay a quarterly cash dividend to stockholders in an amount equal to at least 50% of Adjusted Funds from Operations (Adjusted FFO), as defined below under “Supplemental Information,” on an annualized basis or 100% of REIT taxable income on an annualized basis, whichever is greater. The declaration, timing and amount of dividends will be determined by future action of the Company’s Board of Directors, and the dividend policy may be altered at any time by the Company’s Board of Directors.

2013 Guidance

In addition, the Company announced its earnings guidance for 2013, including its calculation method for Adjusted EBITDA and Adjusted FFO. The Company expects total Company Adjusted EBITDA for 2013 of $281.0 million to $297.0 million and Adjusted FFO (before REIT conversion costs) for 2013 of $212.0 million to $225.0 million and Adjusted FFO (after REIT conversion costs) for 2013 of $199.0 million to $213.0 million. Estimated amounts are as follows:

US$ in millions except per share amounts	2013 Guidance
	Low	High
Hospitality RevPAR(1)	3.0%	6.0%
Hospitality Total RevPAR(1)	2.0%	5.0%
Adjusted EBITDA
Hospitality	$278.0	$288.0
Opry and Attractions	15.0	17.0
Corporate and Other	(24.0)	(20.0)
Gaylord National Bonds	12.0	12.0

Total Adjusted EBITDA	$281.0	$297.0

Adjusted FFO(2)	$212.0	$225.0
REIT conversion costs (tax effected)	(13.0)	(12.0)

Adjusted FFO after REIT conversion costs(2)	$199.0	$213.0

Adjusted FFO per Share(2)	$4.03	$4.27
Adjusted FFO per Share after REIT conversion costs(2)	$3.78	$4.04
Estimated Basic Shares Outstanding	52.7	52.7

(1)	Hospitality RevPAR estimated annual increases are based on 2012 Adjusted Hospitality RevPAR of $123.36 (as adjusted to reflect a change in room counting methods that does not exclude renovation rooms from the calculation of rooms available, per Marriott room counting methods), and Hospitality Total RevPAR estimated annual increases are based on 2012 Adjusted Hospitality Total RevPAR of $305.30 (as adjusted to reflect the elimination from the first three quarters of 2012 of revenues from retail operation that were outsourced to a third-party retailer beginning in the fourth quarter of 2012, as well as Marriott room counting methods).
(2)	Adjusted FFO guidance includes a deduction for maintenance capital expenditures of $35.0 to $38.0 million.

An explanation of the calculation of RevPAR, Total RevPAR, Adjusted EBITDA and Adjusted FFO as well as a reconciliation of Adjusted EBITDA and Adjusted FFO amounts to estimated net income (loss) or estimated segment operating income (loss) is included below as part of the Supplemental Information contained in this press release.

Capital Allocation Strategy

The Company also articulated its current capital allocation strategy, which is focused on the proposed dividends to stockholders and its previously announced stock repurchase program. In December, the Company’s Board of Directors authorized a share repurchase program for up to $100 million of the Company’s common stock using cash on hand and borrowings under the revolving credit line of its $925 million credit facility. The repurchases are intended to be implemented through open market transactions on U.S. exchanges or in privately negotiated transactions, in accordance with applicable securities laws, and any market purchases will be made during open trading window periods or pursuant to any applicable Rule 10b5-1 trading plans. The timing, prices, and sizes of repurchases will depend upon prevailing market prices, general economic and market conditions and other considerations. The repurchase program does not obligate the Company to acquire any particular amount of stock.

Company Investor and Analyst Day

The Company is holding its Investor and Analyst Day today, Friday, February 15th. The event will take place at Gaylord National Resort and Convention Center, just outside of Washington, DC in National Harbor, MD. The presentation portion of the event will begin at 9 a.m. Eastern Standard Time (EST). Investors can view and listen to the presentation over the Internet at www.rymanhp.com. To listen to the live event, please go to the Investor Relations section of the website (Investor Relations/Presentations, Earnings, and Webcasts) at least 15 minutes prior to the call to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call and will run for at least 30 days. The investor presentation slides will also be available on the Internet at www.rymanhp.com.

About Ryman Hospitality Properties, Inc.:

Ryman Hospitality Properties, Inc. (NYSE: RHP), is a REIT for federal income tax purposes, specializing in group-oriented, destination hotel assets in urban and resort markets. The Company’s owned assets include a network of four upscale, meetings-focused resorts totaling 7,797 rooms that are managed by world-class lodging operator Marriott International, Inc. under the Gaylord Hotels brand. Other owned assets managed by Marriott International, Inc. include Gaylord Springs Golf Links, the Wildhorse Saloon, the General Jackson Showboat and The Inn at Opryland, a 303-room overflow hotel adjacent to Gaylord

Opryland. The Company also owns and operates a number of media and entertainment assets, including the Grand Ole Opry (opry.com), the legendary weekly showcase of country music’s finest performers for nearly 90 years; the Ryman Auditorium, the storied former home of the Grand Ole Opry located in downtown Nashville; and WSM-AM, the Opry’s radio home. For additional information about Ryman Hospitality Properties, visit www.rymanhp.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains statements as to the Company’s beliefs and expectations of the outcome of future events that are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. Examples of these statements include, but are not limited to, statements regarding the future performance of our business, the effect of the Company’s election of REIT status, the amount of conversion or other costs relating to the restructuring transactions, the expected approach to making dividend payments, the board’s ability to alter the dividend policy at any time, plans to engage in common stock repurchase transactions and the timing and form of such transactions, and other business or operational issues. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. These include the risks and uncertainties associated with economic conditions affecting the hospitality business generally, the geographic concentration of the Company’s hotel properties, business levels at the Company’s hotels, the effect of the Company’s election to be taxed as a REIT for federal income tax purposes effective for the year ending December 31, 2013, the Company’s ability to remain qualified as a REIT, the Company’s ability to execute its strategic goals as a REIT, the effects of business disruption related to the Marriott management transition and the REIT conversion, the Company’s ability to realize cost savings and revenue enhancements from the REIT conversion and the Marriott transaction, the Company’s ability to generate cash flows to support dividends, future board determinations regarding the timing and amount of dividends and changes to the dividend policy, which could be made at any time, the determination of Adjusted Funds from Operations and REIT taxable income, and the Company’s ability to borrow funds pursuant to its credit agreements and to refinance indebtedness. Other factors that could cause operating and financial results to differ are described in the filings made from time to time by the Company with the U.S. Securities and Exchange Commission (SEC) and include the risk factors described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2012, June 30, 2012, and September 30, 2012. The Company does not undertake any obligation to release publicly any revisions to forward-looking statements made by it to reflect events or circumstances occurring after the date hereof or the occurrence of unanticipated events.

Investor Relations Contacts:	Media Contacts:
Mark Fioravanti, Executive Vice President and Chief Financial Officer	Brian Abrahamson, Vice President of Corporate Communications
Ryman Hospitality Properties, Inc.	Ryman Hospitality Properties, Inc.
615-316-6588	(615) 316-6302
mfioravanti@rymanhp.com	babrahamson@rymanhp.com

~or~	~or~

Todd Siefert, Vice President of Corporate Finance & Treasurer	Josh Hochberg or Dan Zacchei
Ryman Hospitality Properties, Inc.	Sloane & Company
615-316-6344	(212) 446-1892 or (212) 446-1882
tsiefert@rymanhp.com	jhochberg@sloanepr.com dzacchei@sloanepr.com

Supplemental Information

This release should be read in conjunction with the consolidated financial statements and notes thereto included in our most recent reports on Form 10-K and Form 10-Q. Copies of these reports are available on our website at no expense at www.rymanhp.com and through the SEC’s Electronic Data Gathering Analysis and Retrieval System (“EDGAR”) at www.sec.gov.

Calculation of RevPAR and Total RevPAR

We calculate revenue per available room (“RevPAR”) for our hotels by dividing room revenue by room nights available to guests for the period. We calculate total revenue per available room (“Total RevPAR”) for our hotels by dividing the sum of room revenue, food & beverage, and other ancillary services revenue by room nights available to guests for the period.

Hospitality RevPAR estimated annual increases are based on 2012 Adjusted Hospitality RevPAR of $123.36 (as adjusted to reflect a change in room counting methods that does not exclude renovation rooms from the calculation of rooms available, per Marriott room counting methods), and Hospitality Total RevPAR estimated annual increases are based on 2012 Adjusted Hospitality Total RevPAR of $305.30 (as adjusted to reflect the elimination from the first three quarters of 2012 of revenues from retail operation that were outsourced to a third-party retailer beginning in the fourth quarter of 2012, as well as Marriott room counting methods).

Non-GAAP Financial Measures

We present the following non-GAAP financial measures that we believe are useful to investors as key measures of our operating performance: Adjusted EBITDA and Adjusted FFO.

To calculate Adjusted EBITDA, we determine EBITDA, which represents net income (loss) determined in accordance with GAAP, plus loss (income) from discontinued operations, net; provision (benefit) for income taxes; other (gains) and losses, net; (income) loss from unconsolidated entities; interest expense; and depreciation and amortization, less interest income. Adjusted EBITDA is calculated as EBITDA plus preopening costs; non-cash ground lease expense; equity-based compensation expense; impairment charges; any closing costs of completed acquisitions; interest income on Gaylord National bonds; other gains (and losses) and any other adjustments we have identified in this release. We believe Adjusted EBITDA is useful to investors in evaluating our operating performance because this measure helps investors evaluate and compare the results of our operations from period to period by removing the impact of our capital structure (primarily interest expense) and our asset base (primarily depreciation and amortization) from our operating results. A reconciliation of net income (loss) to EBITDA and Adjusted EBITDA is set forth below under “Supplemental Information.”

We calculate Adjusted FFO to mean net income (loss) (computed in accordance with GAAP), excluding non-controlling interests, and gains and losses from sales of property; plus depreciation and amortization (excluding amortization of deferred financing costs and debt discounts) and impairment losses; we also exclude written-off deferred financing costs, non-cash ground lease expense, amortization of debt premiums and amortization of deferred financing costs; and gain (loss) on extinguishment of debt, and subtract maintenance capital expenditures. We have presented Adjusted FFO both including and excluding REIT conversion costs. We believe that the presentation of Adjusted FFO provides useful information to investors regarding our operating performance because it is a measure of our operations without regard to specified non-cash items such as real estate depreciation and amortization, gain or loss on sale of assets and certain other items which we believe are not indicative of the performance of our underlying hotel properties. We believe that these items are more representative of our asset base than our ongoing operations. We also use Adjusted FFO as one measure in determining our results after taking into account the impact of our capital structure. A reconciliation of net income (loss) to Adjusted FFO is set forth below under “Supplemental Information.”

We caution investors that amounts presented in accordance with our definitions of Adjusted EBITDA and Adjusted FFO may not be comparable to similar measures disclosed by other companies, because not all companies calculate these non-GAAP measures in the same manner. Adjusted EBITDA and Adjusted FFO should not be considered as alternative measures of our net income (loss), operating performance, cash flow or liquidity. Adjusted EBITDA and Adjusted FFO may include funds that may not be available for our discretionary use due to functional requirements to conserve funds for capital expenditures and property acquisitions and other commitments and uncertainties. Although we believe that Adjusted EBITDA and Adjusted FFO can enhance an investor’s understanding of our results of operations, these non-GAAP financial measures, when viewed individually, are not necessarily better indicators of any trend as compared to GAAP measures such as net income (loss) or cash flow from operations. In addition, you should be aware that adverse economic and market and other conditions may harm our cash flow.

RYMAN HOSPITALITY PROPERTIES, INC.

Reconciliation of Adjusted EBITDA and Adjusted AFFO

	Year Ended
	December 31, 2013
	Low	High
Ryman Hospitality Properties, Inc.
Net Income	$91,100	$98,100
Provision (benefit) for income taxes	(8,000)	(7,000)
Other (gains) and losses, net	(2,300)	(2,300)
Interest expense	46,000	50,900
Interest income	(12,000)	(12,000)

Operating Income	114,800	127,700
Depreciation and amortization	120,000	125,000

EBITDA	234,800	252,700
Non-cash lease expense	5,600	5,600
Equity based compensation	6,300	6,400
Other gains and (losses), net	2,300	2,300
Interest income [1]	12,000	12,000
REIT conversion costs	20,000	18,000

Adjusted EBITDA	$281,000	$297,000

Hospitality Segment
Operating Income	$159,100	$167,100
Depreciation and amortization	107,000	110,000

EBITDA	266,100	277,100
Non-cash lease expense	5,600	5,600
Equity based compensation	—	—
Other gains and (losses), net	2,300	2,300
Interest income	12,000	12,000
REIT conversion costs	4,000	3,000

Adjusted EBITDA	$290,000	$300,000

Opry and Attractions Segment
Operating Income	$8,900	$9,800
Depreciation and amortization	5,500	6,500

EBITDA	14,400	16,300
Non-cash lease expense	—	—
Equity based compensation	600	700
Interest income	—	—
REIT conversion costs	—	—

Adjusted EBITDA	$15,000	$17,000

Corporate and Other Segment
Operating Income	$(53,200)	$(49,200)
Depreciation and amortization	7,500	8,500

EBITDA	(45,700)	(40,700)
Non-cash lease expense	—	—
Equity based compensation	5,700	5,700
Interest income	—	—
REIT conversion costs	16,000	15,000

Adjusted EBITDA	$(24,000)	$(20,000)

Ryman Hospitality Properties, Inc.
Net Income	$91,100	$98,100
Depreciation & Amortization	120,000	125,000
Capital Expenditures	(38,000)	(36,000)
Non-Cash Lease Expense	5,600	5,600
Amortization of Debt Premiums/Disc.	15,000	15,000
Amortization of DFC	5,300	5,300

Adjusted FFO	$199,000	$213,000

REIT Conversion Costs [2]	13,000	12,000

Adjusted FFO Excl. REIT Conversion Costs	$212,000	$225,000

1	Represents interest from the Gaylord National Bonds
2	REIT conversion costs net of tax impact.

RYMAN HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL RESULTS

Unaudited

(in thousands, except operating metrics)

	Twelve Months Ended Dec. 31,
	2012 Actual	2012 Adjusted
Hospitality Segment
Occupancy	72.6%	70.8%
Average daily rate (ADR)	$170.48	$174.15
RevPAR	$123.81	$123.36
OtherPAR	$186.39	$181.94
Total RevPAR	$310.21	$305.30
Revenue	$916,041	$904,649
Gaylord Opryland
Occupancy	72.9%	70.5%
Average daily rate (ADR)	$156.18	$161.37
RevPAR	$113.83	$113.83
OtherPAR	$159.86	$153.43
Total RevPAR	$273.69	$267.26
Revenue	$288,692	$281,910
Gaylord Palms (a)
Occupancy	77.6%	74.9%
Average daily rate (ADR)	$166.67	$168.97
RevPAR	$129.28	$126.53
OtherPAR	$217.51	$212.88
Total RevPAR	$346.78	$339.42
Revenue	$174,662	$174,662
Gaylord Texan
Occupancy	74.8%	73.7%
Average daily rate (ADR)	$173.06	$175.53
RevPAR	$129.38	$129.38
OtherPAR	$232.69	$227.92
Total RevPAR	$362.07	$357.30
Revenue	$200,235	$197,595
Gaylord National
Occupancy	68.9%	67.8%
Average daily rate (ADR)	$202.24	$205.59
RevPAR	$139.33	$139.33
OtherPAR	$192.45	$189.76
Total RevPAR	$331.78	$329.09
Revenue	$242,379	$240,409
The Inn at Opryland (b)
Occupancy	61.7%	60.7%
Average daily rate (ADR)	$103.70	$105.43
RevPAR	$63.99	$63.99
OtherPAR	$28.80	$28.80
Total RevPAR	$92.80	$92.80
Revenue	$10,074	$10,074

(a)	2012 Actual excludes 10,934 room nights that were taken out of service during the twelve months ended December 31, 2012.
(b)	2012 Actual and Adjusted Includes other hospitality revenue and expense.

Notes:

2012 adjusted occupancy, RevPAR, OtherPAR and Total RevPAR reflect Marriott accounting procedures and do not exclude renovation rooms from the calculation of rooms available which is different from how the Company has accounted for renovation rooms in the past.

2012 adjusted occupancy and ADR reflect the Marriott accounting procedure for comp room nights which does not include comp room nights in the calculation of occupied rooms which is different from how the Company has accounted for comp rooms in the past.

2012 adjusted revenue, OtherPAR and Total RevPAR reflect the impact from outsourcing the retail operations at Opryland, Texan and National.